EXHIBIT 5.2

                                 PIPER & MARBURY
                                     L.L.P.
                              Charles Center South
                             36 South Charles Street
                           Baltimore, Maryland 21201-3018           WASHINGTON
                                  410-539-2530                       NEW YORK
                               Fax: 410-539-0489                   PHILADELPHIA
                                                                     EASTON




                                                 December 16, 1996


Hospitality Properties Trust
400 Centre Street,
Newton, Massachusetts 02158

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109

         Re:      Registration Statement on Form S-3 of
                  Hospitality Properties Trust

Ladies and Gentlemen:

         We have acted as counsel to Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to $500,000,000 aggregate public offering price of (i) unsecured debt securities of the Company ("Debt Securities"); (ii) preferred shares of beneficial interest of the Company, without par value ("Preferred Shares"); (iii) common shares of beneficial interest, par value $.01 per share ("Common Shares"); and (iv) warrants of the Company to purchase any of the above securities ("Warrants" and together with Debt Securities, Common Shares and Preferred Shares, "Securities").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act. In such examination, we have assumed, without independent investigation, the genuineness



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Hospitality Properties Trust                                 PIPER & MARBURY
December 16, 1996                                                 L.L.P
Page 2


of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies.

         On the basis of the foregoing we are of the opinion that:

         1. The Company has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

         2. When (i) the Indenture has been duly executed and delivered; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to the Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Debt
Securities have been duly executed and authenticated in accordance with the Indenture relating to the Debt Securities, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued upon exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchangeable for the Debt Securities) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws nor or hereafter in effect relating to or affecting creditors rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         3. When (i) the terms of the Preferred Shares have been duly and properly authorized for issuance and Articles Supplementary to the Declaration of Trust of the Company classifying the Preferred Shares and setting forth the terms thereof have been filed; and (ii) such Preferred Shares have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, such Preferred Shares (including any Preferred Shares duly issued upon exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchange for Preferred Shares will be validly issued, fully paid and nonassessable.

         4. When the Common Shares have been duly and properly authorized for issuance; and (ii) the Common Shares have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Common Shares (including any Common Shares duly issued upon the exercise, conversion or exchange of any other Securities exercisable for, convertible into or exchangeable for Common Shares), will be validly issued, fully paid and non-assessable.

         5. When (i) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity



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Hospitality Properties Trust                                   PIPER & MARBURY
December 16, 1996                                                  L.L.P
Page 3


with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants (including any Warrants duly issued upon exercise, conversion or exchange of any other Securities Exercisable for, convertible into or exchangeable for such Warrants) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws nor or hereafter in effect relating to or affecting creditors rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         The foregoing opinions are limited to the laws of the State of Maryland.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Piper & Marbury L.L.P.